UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
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Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.)

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AMPAL-AMERICAN ISRAEL CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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AMPAL-AMERICAN ISRAEL CORPORATION
111 Arlozorov Street
Tel Aviv, Israel 62098
1-866-447-8636

YOUR VOTE IS VERY IMPORTANT

April 26, 2006

To Holders of our Class A Stock:

        On behalf of the Board of Directors of Ampal-American Israel Corporation, we are pleased to deliver this proxy statement and cordially invite you to attend the special meeting of shareholders of Ampal-American Israel Corporation to be held at the offices of Bryan Cave LLP, located at 1290 Avenue of the Americas, New York, New York, 10104, on June 20, 2006 at 10:00 a.m. local time.

        The special meeting is being called to consider and vote upon two proposed amendments to our Restated Certificate of Incorporation that will allow us to redeem the outstanding shares of our 4% Cumulative Convertible Preferred Stock and our 6-1/2% Cumulative Convertible Preferred Stock. The first proposed amendment, which relates to our 4% Cumulative Convertible Preferred Stock, is included as Annex A and the second proposed amendment, which relates to our 6-1/2% Cumulative Convertible Preferred Stock, is included as Annex B to the enclosed proxy statement. If both amendments are approved, we intend to redeem all outstanding shares of our 4% Cumulative Convertible Preferred Stock and our 6-1/2% Cumulative Convertible Preferred Stock.

        The redemption of our 4% Cumulative Convertible Preferred Stock and our 6-1/2% Cumulative Convertible Preferred Stock will provide us with the ability to list our Class A Stock on the Tel Aviv Stock Exchange. A company may not be listed on the Tel Aviv Stock Exchange if it has more than one class of stock. We believe listing our Class A Stock on the Tel Aviv Stock Exchange will have potential benefits for us and our shareholders, including providing us better access to the capital markets in Israel and increasing the trading volume of our Class A Stock, which may provide additional liquidity to our shareholders. If both the amendments are approved and we redeem our 4% Cumulative Convertible Preferred Stock and our 6-1/2% Cumulative Convertible Preferred Stock, we will be in a position to apply for the listing of our Class A Stock on the Tel Aviv Stock Exchange. In the event we do list our shares on the Tel Aviv Stock Exchange, our Class A Stock will continue to be listed on the NASDAQ National Market under the symbol “AMPL.”

        In addition to the potential benefits of listing our Class A Shares on the Tel Aviv Stock Exchange, we believe the redemption of our 4% Cumulative Convertible Preferred Stock and our 6-1/2% Cumulative Convertible Preferred Stock will simplify our capital structure and eliminate the administrative costs associated with the maintenance of multiple classes of stock.

        Currently, each share of our 4% Cumulative Convertible Preferred Stock is convertible into five shares of our Class A Stock at the option of the holders of such securities. Our 6-1/2% Cumulative Convertible Preferred Stock is convertible into three shares of our Class A Stock at the option of the holders of such securities. Neither the 4% Cumulative Convertible Preferred Stock nor the 6-1/2% Cumulative Convertible Preferred Stock is redeemable at our option. The first and second proposed amendments to our Restated Certificate of Incorporation, if approved, will allow us to redeem, at our option and at any time, each share of our 4% Cumulative Convertible Preferred Stock in exchange for five shares of our Class A Stock and $2.58 and each share of our 6-1/2% Cumulative Convertible Preferred Stock in exchange for three shares of our Class A Stock and $4.09.

        If (but only if) the first proposed amendment is approved, we will make a $0.15 per share special cash voting payment to holders of our 4% Cumulative Convertible Preferred Stock for each share of our 4% Cumulative Convertible Preferred Stock that they vote in favor of the first proposed amendment. If (but only if) the second proposed amendment is approved, we will make a $0.15 per share special cash voting payment to holders of our 6-1/2% Cumulative Convertible Preferred Stock for each share of our 6-1/2% Cumulative Convertible Preferred Stock that they vote in favor of the second proposed amendment. The special cash voting payments are in addition to the redemption consideration of five shares of Class A Stock and $2.58 for each share of 4% Cumulative Convertible Preferred Stock and three shares of Class A Stock and $4.09 for each share of 6-1/2% Cumulative Convertible Preferred Stock, as described above. The special cash voting payments are payable whether or not we exercise our redemption right. Information and instructions relating to the special cash voting payment are included in the enclosed proxy statement.

        Approval of the first proposed amendment requires the affirmative vote of a majority of the outstanding shares of our Class A Stock and our 4% Cumulative Convertible Preferred Stock, in each case present in person or by proxy at the special meeting and entitled to vote thereon. Approval of the second proposed amendment requires the affirmative vote of a majority of the outstanding shares of our Class A Stock and our 6-1/2% Cumulative Convertible Preferred Stock, in each case present in person or by proxy at the special meeting and entitled to vote thereon. Y.M. Noy Investments Ltd., the holder of approximately 58.29% of the outstanding shares of our Class A Stock as of March 6, 2006, has advised us that it will vote in favor of the first and second proposed amendments at the special meeting. We are soliciting your proxy to vote on the first and second proposed amendments pursuant to this proxy statement.

        This booklet includes the notice of the special meeting and the proxy statement. You are encouraged to read the proxy statement carefully. The proxy statement provides information about us and describes the business to be transacted at the special meeting that you should know when voting your shares.

        Your Board of Directors has unanimously approved the first and second proposed amendments and unanimously recommends that you vote “FOR” the approval of the first and second proposed amendments.

        YOUR VOTE IS VERY IMPORTANT. Whether or not you plan to attend the special meeting, please complete, sign, date and promptly mail your enclosed proxy card in the postage-paid envelope provided. Should you prefer, you may vote by telephone or via the Internet by following the instructions on your proxy card. If you do not return your proxy card or vote by telephone or via the Internet or if you abstain from voting, it will have the same effect as a vote against the first proposed amendment. You may revoke your proxy at any time prior to the meeting and you may vote in person should you decide to attend the special meeting.

        On behalf of Ampal-American Israel Corporation, we look forward to seeing you at the special meeting and we thank you for your support.

Sincerely, JACK BIGIO President and Chief Executive Officer

        Shares of our Class A Stock are listed on the NASDAQ National Market under the symbol “AMPL,” shares of our 4% Cumulative Convertible Preferred Stock are quoted on the Pink Sheets Electronic Quotation service under the symbol “AMPLO.PK” and shares of our 6-1/2% Cumulative Convertible Preferred Stock are listed on the Nasdaq Small Cap Market under the symbol “AMPLP.”

        No person has been authorized to give any information or to make any representations other than those contained in this proxy statement, and if given or made, such information or representation must not be relied upon as having been authorized by us or any other person.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

        The proxy statement is dated April 26, 2006 and is first being mailed to holders of our Class A Stock on May 2, 2006.

AMPAL-AMERICAN ISRAEL CORPORATION
111 Arlozorov Street
Tel Aviv, Israel 62098
1-866-447-8636

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 20, 2006

        NOTICE IS HEREBY GIVEN that a special meeting of shareholders of Ampal-American Israel Corporation, a New York corporation (“Ampal”), will be held at the offices of Bryan Cave LLP, located at 1290 Avenue of the Americas, New York, New York, 10104, on June 20, 2006, at 10:00 a.m. local time, for the following purposes:

(a)	To consider and vote upon a proposal to amend our Restated Certificate of Incorporation to provide that each share of our 4% Cumulative Convertible Preferred Stock be redeemable by us, at our option and at any time, in exchange for five shares of our Class A Stock and $2.58.

(b)	To consider and vote upon a proposal to amend our Restated Certificate of Incorporation to provide that each share of our 6-1/2% Cumulative Convertible Preferred Stock be redeemable by us, at our option and at any time, in exchange for three shares of our Class A Stock and $4.09.

(c)	To transact such other business as may properly come before said meeting or any adjournment or postponement of the special meeting and any matters incidental thereto.

        The Board of Directors of Ampal has fixed the close of business on April 24, 2006 as the record date for determining the shareholders entitled to notice of, and to vote at, the special meeting and any adjournment or postponement thereof. Approval of the first proposed amendment requires the affirmative vote of a majority of the outstanding shares of our Class A Stock and the affirmative vote of a majority of the outstanding shares of our 4% Cumulative Convertible Preferred Stock, in each case present in person or by proxy at the special meeting and entitled to vote thereon. Approval of the second proposed amendment requires the affirmative vote of a majority of the outstanding shares of our Class A Stock and the affirmative vote of a majority of the outstanding shares of our 6-1/2% Cumulative Convertible Preferred Stock, in each case present in person or by proxy at the special meeting and entitled to vote thereon. Y.M. Noy Investments Ltd., the holder of approximately 58.29% of the outstanding shares of our Class A Stock as of March 6, 2006, has advised us that it will vote in favor of both proposed amendments at the special meeting.

        Holders of our Class A Stock may vote on the first and second proposed amendments by proxy or may attend the special meeting and vote in person. We are soliciting proxies from holders of our Class A Stock pursuant to the enclosed proxy statement.

        Your vote is very important. Holders of our Class A Stock should complete, sign, date and promptly return their proxy card in the enclosed postage-paid envelope. Whether or not you plan to attend the special meeting, we urge you to cast your vote using the enclosed proxy card. For your convenience, you may vote by mail, or via the internet or telephone by following the instructions on your proxy card. If you do not return your proxy card or vote by telephone or via the Internet or if you abstain from voting, it will have the same effect as a vote against the first proposed amendment.

By Order of the Board of Directors, JACK BIGIO President and Chief Executive Officer

Tel Aviv, Israel
April 26, 2006

AMPAL-AMERICAN ISRAEL CORPORATION

PROXY STATEMENT
FOR
SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON JUNE 20, 2006

        This proxy statement (“Proxy Statement”) is being furnished to the holders of Class A Stock, par value $1.00 per share (the “Class A Stock”), of Ampal-American Israel Corporation (the “Company” or “Ampal”) in connection with the solicitation of proxies by the Board of Directors (the “Board” or “Board of Directors”) for use at the special meeting of the shareholders of the Company to be held on June 20, 2006, and at any adjournment(s) or postponement(s) thereof (the “Special Meeting”). The mailing address of our principal executive office is 111 Arlozorov Street, Tel Aviv, Israel 62098. This Proxy Statement and enclosed proxy card are first being mailed to the shareholders of the Company entitled to vote at the Special Meeting on or about May 2, 2006. In an effort to present the information contained in this Proxy Statement in a clear manner, the Company has decided to use a question and answer format.

        Unless the context otherwise requires, all references to “4% preferred stock” refer to our 4% Cumulative Convertible Preferred Stock, all references to “6-1/2% preferred stock” refer to our 6-1/2% Cumulative Convertible Preferred Stock and all references to “preferred stock” refer collectively to our 4% preferred stock and our 6-1/2% preferred stock. All references to our “certificate of incorporation” refer to our Restated Certificate of Incorporation. All references to “Tel Aviv Stock Exchange” or “TASE” are to the Tel Aviv Stock Exchange Ltd. All references to “dollars” or “$” are to United States dollars.

        ALL HOLDERS OF OUR CLASS A STOCK SHOULD READ THIS PROXY STATEMENT CAREFULLY BEFORE YOU MAKE ANY DECISION WITH RESPECT TO PROPOSED AMENDMENTS. THE FIRST PROPOSED AMENDMENT IS ATTACHED TO THIS PROXY STATEMENT AS ANNEX A AND THE SECOND PROPOSED AMENDMENT IS ATTACHED TO THIS PROXY STATEMENT AS ANNEX B.

QUESTIONS AND ANSWERS ABOUT THE PROPOSED AMENDMENTS

        The following are some questions regarding the proposed amendments to our certificate of incorporation and the answers to those questions. We urge you to read carefully the remainder of this Proxy Statement because the information in this section is not complete. Additional important information is contained in the remainder of this Proxy Statement.

Q:     Why is the special meeting being called?

        The special meeting is being called to obtain shareholder approval for two proposed amendments to our certificate of incorporation, which will allow us to redeem our preferred stock.

        The redemption of our 4% preferred stock and our 6-1/2% preferred stock will provide us with the ability to list our Class A Stock on the Tel Aviv Stock Exchange. A company may not be listed on the Tel Aviv Stock Exchange if it has more than one class of stock. We believe listing our Class A Stock on the Tel Aviv Stock Exchange will have potential benefits for us and our shareholders, including providing us better access to the capital markets in Israel and increasing the trading volume of our Class A Stock, which may provide additional liquidity to our shareholders. If both the amendments are approved and we redeem our 4% preferred stock and our 6-1/2% preferred stock, we will be in a position to apply for the listing of our Class A Stock on the Tel Aviv Stock Exchange. In the event we do list our shares on the Tel Aviv Stock Exchange, our Class A Stock will continue to be listed on the NASDAQ National Market under the symbol “AMPL.”

        In addition to the potential benefits of listing our Class A Shares on the Tel Aviv Stock Exchange, we believe the redemption of our preferred stock will simplify our capital structure and eliminate administrative costs associated with maintaining the preferred stock.

Q:     What is the effect of the first proposed amendment?

        Currently, each share of our 4% preferred stock is convertible into five shares of our Class A Stock at the option of the holder. The 4% preferred stock is currently not redeemable at our option, and we do not currently have the right to require conversion of the 4% preferred stock into Class A Stock. The first proposed amendment to our Restated Certificate of Incorporation, if approved, will allow us to redeem, at our option and at any time, each share of our 4% preferred stock in exchange for five shares of our Class A Stock and $2.58.

Q:     What is the effect of the second proposed amendment?

        Currently, each share of our 6-1/2% preferred stock is convertible into five shares of our Class A Stock at the option of the holder. The 6-1/2% preferred stock is currently not redeemable at our option, and we do not currently have the right to require conversion of the 6-1/2% preferred stock into Class A Stock. The second proposed amendment to our Restated Certificate of Incorporation, if approved, will allow us to redeem, at our option and at any time, each share of our 6-1/2% preferred stock in exchange for three shares of our Class A Stock and $4.09.

Q:     How will the redemption of Ampal's preferred stock affect me?

        In the event that the proposed amendments are approved and we exercise our redemption rights, 551,480 shares of our Class A Stock will be issued in exchange for the outstanding shares of our 4% preferred stock and 1,503,681 shares of our Class A Stock will be issued in exchange for the outstanding shares of our 6-1/2% preferred stock. Accordingly, the approval of either or both of the proposed amendments and the subsequent redemption of either or both classes of our preferred stock will have the effect of substantially reducing the percentage of equity and voting interest held by each of the current holders of our Class A Stock and increasing the number of outstanding shares of our Class A Stock.

Q:     Do holders of Ampal's 4% preferred stock convert their shares into shares of Ampal's Class A Stock?

        Yes. Holders regularly choose to convert their shares of 4% preferred stock into five shares of our Class A Stock. In 2005, holders converted 9,826 shares of our 4% preferred stock. In 2003 and 2004, holders of our 4% preferred shares converted 7,439 and 7,928 shares, respectively.

Q:     Do holders of Ampal's 6-1/2% preferred stock convert their shares into shares of Ampal's Class A Stock?

        Yes. Holders regularly choose to convert their shares of 6-1/2% preferred stock into three shares of our Class A Stock. In 2005, holders converted 20,796 shares of our 6-1/2% preferred stock. In 2003 and 2004, holders of our 6-1/2% preferred shares converted 9,070 and 35,161 shares, respectively.

Q:     What is the average trading volume of Ampal’s Class A Stock?

         The average daily trading volume of our Class A Stock was 19,420 during the three month period ended March 24, 2006.

Q:     What is the special cash voting payment?

        The special cash voting payment is a payment of $0.15 per share for every share of our 4% preferred stock that holders of our 4% preferred stock vote in favor of the first proposed amendment, if the first proposed amendment is approved at the special meeting. Holders of our 6-1/2% preferred stock who vote in favor of the second proposed amendment will also receive a special cash voting payment of $0.15 per share for every share of our 6-1/2% preferred stock that they vote in favor of the second proposed amendment, if the second proposed amendment is approved at the special meeting.

Q:     What is the effect of both proposed amendments being approved?

        If both proposed amendments are approved, we intend to promptly redeem all of our preferred stock. Following the redemption of both classes of our preferred stock, we intend to apply for listing of our Class A Stock on the Tel Aviv Stock Exchange.

Q:     What is the effect of only one of the proposed amendments being approved?

        If only one of the proposed amendments is approved, we intend to redeem the applicable class of our preferred stock but we will not be able to apply for listing of our Class A Stock on the Tel Aviv Stock Exchange.

Q:     Are there risks to the proposed amendments?

        Yes. You could suffer adverse consequences as a result of the proposed amendments. If the proposed amendments are approved and we exercise our redemption right, we could issue as many as 2,055,161 shares of our Class A Stock to the holders of our preferred stock upon the exercise of our redemption rights. Accordingly, the approval of either or both of the proposed amendments and the subsequent redemption of either or both classes of our preferred stock will have the effect of substantially reducing the percentage of equity and voting interest held by each of the current holders of our Class A Stock and increasing the number of outstanding shares of our Class A Stock.

Q:     What are the material United States federal income tax consequences from the proposed amendments?

        There are no material United States federal income tax consequences posed by the proposed amendments. Holders of our preferred stock may face certain tax liabilities which we have addressed in separate proxy statements sent to them.

        THIS SECTION DOES NOT DISCUSS ALL ASPECTS OF UNITED STATES FEDERAL INCOME TAXATION THAT MAY BE RELEVANT TO YOU IN LIGHT OF YOUR PARTICULAR CIRCUMSTANCES AND INCOME TAX SITUATION. YOU SHOULD CONSULT YOUR OWN TAX ADVISORS TO DETERMINE THE UNITED STATES FEDERAL, STATE AND LOCAL AND ANY FOREIGN TAX CONSEQUENCES OF THE POTENTIAL REDEMPTION TO YOU IN VIEW OF YOUR OWN PARTICULAR CIRCUMSTANCES.

Q:     Are there any regulatory requirements that must be complied with to effect the amendments and the redemption?

        To effect the amendments, we will be required to file certificates of amendment to our Restated Certificate of Incorporation with the New York Secretary of State.

Q:     Will Ampal pay dividends on our Class A Stock in the future?

        We currently have no plans to pay dividends on our Class A Stock.

Q:    Does Ampal have the financial resources to pay the special cash voting payment and the cash portion of the redemption consideration?

        Yes. If both amendments are approved and all holders of our preferred stock vote in favor of the proposed amendments, we would be required to make special cash voting payments to holders of our preferred stock in the aggregate amount of $91,728. In addition, if both proposed amendments are approved and we exercise our redemption rights, we would be required pay the cash portion of the redemption consideration to holders of our preferred stock which would total a maximum aggregate amount of $2,334,582. As of December 31, 2005, we had cash and marketable securities of approximately $62.89 million. The cash portion of the redemption consideration and the special cash voting payment will be financed by our own internal resources. Neither the cash portion of the redemption consideration nor the special cash voting payment is subject to any financing contingency.

Q:     What are the costs associated with listing on the Tel Aviv Stock Exchange?

        There are no fees to be paid to the TASE and the Israel Securities Commission upon the listing and during the first year of the listing. Beginning at the commencement of the second year of listing, under current TASE and Israel Securities Commission regulation, Ampal would be required to pay an annual fee of approximately $3,200 to the TASE and $11,300 to the Israel Securities Commission.

Q:     If Ampal’s Class A Shares become listed on the Tel Aviv Stock Exchange, will its Class A Stock continue to trade on the Nasdaq National Market?

        Yes. In the event we list our Class A Stock on the TASE, our Class A Stock will continue to be listed on the Nasdaq National Market under the symbol “AMPL.”

Q:     If Ampal’s Class A Shares become listed on the Tel Aviv Stock Exchange, will the Company remain subject to regulation by United States securities laws?

        Yes. We will continue to be subject to compliance with U.S. securities laws and other rules promulgated by the SEC.

Q:     When and where is the special meeting?

        The special meeting will be held on June 20, 2006, at 10:00 a.m., local time, at the offices of Bryan Cave LLP, located at 1290 Avenue of the Americas, New York, New York, 10104.

Q:     Who is entitled to vote on the proposed amendments at the special meeting?

        Holders of record of our Class A Stock on April 24, 2006, the record date for the special meeting, are entitled to vote on the first and second proposed amendments at the special meeting. Holders of record of our 4% preferred stock on April 24, 2006, the record date for the special meeting, are entitled to vote on the first proposed amendment at the special meeting. Holders of record of our 6-1/2% preferred stock on April 24, 2006, the record date for the special meeting, are entitled to vote on the second proposed amendment at the special meeting.

Q:     What vote is required to approve the first proposed amendment?

        The affirmative vote of a majority of the outstanding shares of our 4% preferred stock and a majority of the outstanding shares of our Class A Stock at the special meeting of shareholders, in person or by proxy, is required to approve the first proposed amendment.

Q:     What vote is required to approve the second proposed amendment?

        The affirmative vote of a majority of the outstanding shares of our 6-1/2% preferred stock and a majority of the outstanding shares of our Class A Stock at the special meeting of shareholders, in person or by proxy, is required to approve the second proposed amendment.

Q:     Can I abstain?

        Yes, however, abstentions and “broker non-votes” (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which the broker or nominee is not empowered to vote on a particular matter) will be counted for purposes of determining a quorum but will not have any effect on the approval of the proposed amendments. Abstentions and broker non-votes will not be counted as votes cast for or against any other matter which may properly come before and be voted upon at the meeting.

Q:     How many votes does each holder of Class A Stock have on the proposed amendments?

        Holders of our Class A Stock are entitled to one vote per share on the proposed amendments at the special meeting.

Q:    How many shares of our 4% preferred stock, 6-1/2% preferred stock and Class A Stock are outstanding and what is the market price for each?

        As of March 6, 2006, there were 20,157,772 outstanding shares of our Class A Stock. The closing market price of our Class A Stock was $4.35 as of March 24, 2006. As of March 6, 2006, there were 110,296 outstanding shares of our 4% preferred stock and the closing market price as of March 24, 2006 of our 4% preferred stock was $18.00. As of March 6, 2006, there were 501,227 outstanding shares of our 6-1/2% preferred stock and the closing market price as of March 24, 2006 of our 6-1/2% preferred stock was $12.80. If both amendments are approved and we exercise our redemption rights, there will be approximately 22,212,933 outstanding shares of our Class A Stock.

Q:     Are either of the classes of preferred stock traded on an established public trading market?

        Yes. Shares of our preferred stock are quoted on the Pink Sheets Electronic Quotation service under the symbol “AMPLO.PK” and shares of our 6-1/2% preferred stock are listed on the Nasdaq Small Cap Market under the symbol “AMPLP.”

Q:     Who are the principal shareholders and how will they vote?

        As of March 6, 2006, Y.M. Noy Investments Ltd. was the holder of approximately 11,750,132 of the outstanding shares of our Class A Stock, constituting approximately 58.29% of our Class A Stock. Y.M. Noy Investments Ltd. has advised us that it will vote in favor of both proposed amendments at the special meeting. Yosef A. Maiman, the Chairman of our board of directors, owns 100% of the economic shares and one-third of the voting shares of Y.M. Noy Investments Ltd. Neither Y.M. Noy Investments Ltd. nor Mr. Maiman owns any of our preferred stock.

Q:     What is the recommendation of the Board of Directors regarding the proposed amendments?

        Your board of directors believes the proposed amendments are in Ampal’s best interests and in the best interests of our shareholders and is requesting that all holders of our Class A Stock vote in favor of the first and second proposed amendments. You must make your own investment decision with respect to the first and second proposed amendments.

Q:     Did the Board of Directors receive a fairness opinion regarding the redemption consideration?

        Yes. Your Board was advised and assisted by Duff & Phelps, LLC in determining the redemption consideration. Duff & Phelps, LLC was retained by us to express its opinion regarding the fairness of the redemption consideration, from a financial point of view, to holders of shares of our Class A Stock and our preferred stock. Duff & Phelps, LLC has delivered to our board of directors its written opinion concluding that, as of the date of such opinion and based on the assumptions made, procedures followed and matters considered as set forth in the opinion, the redemption consideration is fair to the holders of our Class A Stock and our preferred stock, from a financial point of view. Duff & Phelps, LLC made no recommendation as to whether you should vote for the first or second proposed amendment. The opinion of Duff & Phelps, LLC is attached hereto as Annex C.

Q.     How was the cash portion of the per share redemption consideration determined?

     The cash portion of the per share redemption consideration was determined by converting the future dividends which would have been paid during the life of the preferred stock and the value of the liquidation preference associated with such shares at maturity to their present value equivalents. These amounts, when combined, equal the cash portion of the redemption consideration. The rate of return used in calculating the present value eqvivalents was 8% per year.

Q:     How do I cast a vote for the proposed amendments?

        There are several ways that you may cast a vote for the proposed amendments. You may cast a vote by proxy by completing, signing, dating and promptly mailing the proxy card in the postage-paid envelope before the special meeting. You may also cast your vote by telephone or via the Internet in accordance with the instructions on the enclosed proxy card. You may also attend the special meeting and vote your shares in person. If you sign the enclosed proxy card but do not mark your vote, it will have the same effect as voting for the first proposed amendment.

Q:     If my shares are held in "street name" by my broker, will my broker vote my shares for me?

        Your broker will not be able to vote your shares of Class A Stock without instructions from you. You should instruct your broker to vote your shares of Class A Stock, following the procedures provided by your broker.

Q:     May I change my vote if I vote by proxy?

        Yes. If you vote by proxy, you may change your vote at any time before the vote is taken at the special meeting. You can do this in one of four ways. First, you can send a written notice to the solicitation agent stating that you would like to revoke your proxy. Second, you can complete and submit a new proxy card to the solicitation agent by mail. Third, you can vote by telephone or the Internet at a later date. Fourth, you can attend the special meeting and vote in person. Your attendance at the special meeting will not alone revoke your proxy. If you have instructed a broker, bank or other nominee who is the record holder of your shares of our Class A Stock to vote your shares of Class A Stock at the special meeting, you must follow directions received from your broker, bank or nominee to change those instructions.

Q:     Can the special meeting be adjourned or postponed?

        Yes. The special meeting may be adjourned or postponed at any time.

Q:     Who will bear the cost of this proxy statement and the proxy solicitation?

        We will bear the entire cost of this proxy statement and the solicitation of proxies, including preparation, assembly, printing and mailing of this Proxy Statement, proxy card and any additional information furnished to shareholders.

Q:     Who can help answer my questions about the proposed amendments?

        Questions and requests for assistance may be directed to MacKenzie Partners, our solicitation agent, at its address and telephone number set forth on the back cover of this Proxy Statement. Requests for additional copies of this proxy statement and proxy card may also be directed to MacKenzie Partners, Inc.

Q:     What is the nature of Ampal’s business?

        We primarily acquire interests in businesses located in the State of Israel or that are Israel-related. Our investment focus is principally on companies or ventures where we can exercise significant influence, on our own or with investment partners, and use our management experience to enhance those investments. An important objective of ours is to seek investments in companies that operate in Israel initially and then expand abroad. In determining whether to acquire an interest in a specific company, we consider quality of management, potential return on investment, growth potential, projected cash flow, investment size and financing, and reputable investment partners. Our strategy is to invest opportunistically in undervalued assets with an emphasis on the following sectors: energy, real estate and project development, leisure time and high technology. We believe that past experience, current opportunities and a deep understanding of the above-referenced sectors both domestically in Israel and internationally will allow us to bring high returns to our shareholders. We emphasize investments which have long-term growth potential over investments which yield short-term returns.

Q:     Where are Ampal’s corporate headquarters?

        Our corporate headquarters are in Israel and are located at 111 Arlozorov Street, Tel Aviv, Israel 62098. The U.S. telephone number of our corporate headquarters is (866) 447-8636.

Q:     How can I get a copy of Ampal’s annual report on Form 10-K?

        Upon request, the Company will provide, without charge to any shareholder entitled to vote at the Annual Meeting, a copy of Ampal’s annual report on Form 10-K to the Securities and Exchange Commission (the “SEC”) for the fiscal year ended December 31, 2005. Such request should be made to the Secretary of the Company at the address shown on the accompanying Notice of Special Meeting of Shareholders. The Company’s annual report on Form 10-K, as well as its other filings with the SEC, are available via the Internet at the Company’s website at http://www.ampal.com and at the SEC’s website at http://www.sec.gov.

Q:     Who are Ampal’s principal shareholders?

Security Ownership of Certain Beneficial Owners

        The following table sets forth information as of March 6, 2006, as to the holders known to Ampal who beneficially own more than 5% of the Class A Stock, the only outstanding series of voting securities of Ampal. For purposes of computation of the percentage ownership of Class A Stock held by such stockholders set forth in the table, conversion of any preferred stock owned by such beneficial owner has been assumed, without increasing the number of shares of Class A Stock outstanding by amounts arising from possible conversions of convertible securities held by shareholders other than such beneficial owner. As of March 6, 2006, there were 20,157,772 (not including treasury shares) shares of Class A Stock of Ampal outstanding. In addition, as of March 6, 2006, there were 501,227 non-voting shares of 6-1/2% preferred stock outstanding and 110,296 non-voting shares of 4% preferred stock outstanding.

Name and Address of Beneficial Owner	Title of Class	Number of Shares and Nature of Beneficial Ownership		Percent of Outstanding Shares of Class A Stock

Y.M. Noy Investments Ltd., of 33
Havazelet Hasharon St., Herzliya,
Israel	Class A Stock	11,750,132	(1)	58.29%

Yosef A. Maiman
Y.M. Noy Investments Ltd., of 33
Havazelet Hasharon St., Herzliya,
Israel	Class A Stock	11,968,882	(1)(2)	58.74%

Ohad Maiman
Y.M. Noy Investments Ltd., of 33
Havazelet Hasharon St., Herzliya,
Israel	Class A Stock	11,750,132	(1)	58.29%

Noa Maiman
Y.M. Noy Investments Ltd., of 33
Havazelet Hasharon St., Herzliya,
Israel	Class A Stock	11,750,132	(1)	58.29%

(1)	Consists of 11,750,132 shares of Class A Stock held directly by Y.M. Noy Investments Ltd. Yosef A. Maiman owns 100% of the economic shares and one-third of the voting shares of Y.M. Noy Investments Ltd.. In addition, Mr. Maiman holds an option to acquire the remaining two-thirds of the voting shares of Y.M. Noy Investments Ltd. (which are currently owned by Ohad Maiman and Noa Maiman, the son and daughter, respectively, of Mr. Maiman).

(2)	Includes 218,750 shares of Class A Stock underlying options which are currently exercisable by Mr. Maiman.

Security Ownership of Management

        The following table sets forth information as of March 6, 2006, as to each class of equity securities of Ampal or any of its subsidiaries beneficially owned by each director and named executive officer of Ampal. All ownership is direct unless otherwise noted. The table does not include directors or named executive officers who do not own any such shares:

Name	Number of Shares and Nature of Beneficial Ownership of Class A Stock		Percent of Outstanding Shares of Class A Stock

Yosef Maiman	11,968,882	(1)(2)	58.74%
Jack Bigio	236,250	(2)	1.16%
Irit Eluz	173,688	(2)	*
Yoram Firon	131,187	(2)	*
Amit Mantsur	48,187	(2)
Leo Malamud	131,250	(2)	*
Dr. Joseph Yerushalmi	87,500	(2)	*
Eitan Haber	18,750	(2)	*
Yehuda Karni	18,750	(2)	*
Menahem Morag	13,126	(2)	*
All Directors and Executive Officers
as a Group	12,827,570	(2)	60.44%

*	Represents less than 1% of the class of securities.

(1)	Attributable to 11,750,132 shares of Class A Stock held directly by Y.M. Noy Investments Ltd. In addition, this represents 218,750 shares underlying options for Yosef Maiman which are presently exercisable.

(2)	Represents shares underlying options which are presently exercisable or exercisable in 60 days.

Q:     Where can I find more information about Ampal?

        We file annual, quarterly and special reports, proxy statements and other information with the SEC under the Exchange Act of 1934, as amended. You may read and copy these reports and other information filed by us at the Public Reference Section of the Securities and Exchange Commission, 100 F Street, N.E., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public from commercial document retrieval services, at the web site maintained by the SEC at http://www.sec.gov or at our web site at http://www.ampal.com.

        You may also request copies of these documents from us, without charge, excluding all exhibits, unless we have specifically incorporated by reference an exhibit in this Proxy Statement. Shareholders may obtain documents incorporated by reference in this Proxy Statement by requesting them in writing or by telephone at the following address or telephone number of Ampal:

111 Arlozorov Street
Tel Aviv, Israel 62098
Attn: Yoram Firon, Vice President -
Investments and Corporate Affairs
(866) 447-8636

CAUTIONARY STATEMENT CONCERNING
FORWARD-LOOKING INFORMATION

        This Proxy Statement, and the documents to which we refer in this proxy statement, may contain forward-looking statements regarding our expectations. When used in this proxy statement, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan” and similar expressions, as they relate to the Company or our management, identify forward-looking statements. These statements are based on the beliefs of our management as well as assumptions made by and information currently available to our management. These statements reflect our current views with respect to future events, the outcomes of which are subject to certain risks, including among others general economic and market conditions, changes in product demand, the growth rate of Internet usage and e-commerce, possible disruptions in our computer or telephone systems, possible increases in shipping rates or interruptions in shipping service, effects of competition, the level and volatility of interest rates, the performance of our new product initiatives, the successful integration of acquired businesses, unanticipated adverse litigation results or effects, product shortages, changes in tax and other governmental rules and regulations applicable to the Company, the economic and political conditions in Israel, the Middle East, including the situation in Iraq, and in the global business and economic conditions in the different sectors and markets where the Company’s portfolio companies operate.

        Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described herein. Subsequent written and oral forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph and elsewhere described in this Proxy Statement and other Reports filed with the SEC. Unless required by law, we undertake no obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise. Readers should carefully review the information and the risk factors set forth in other reports and documents that we file from time to time with the SEC.

OTHER MATTERS

Other Business

        The Board of Directors knows of no business other than that described in this Proxy Statement that will be presented for consideration at the Special Meeting. If other business shall properly come before the Special Meeting, shares represented by valid proxies will be voted on such matters in accordance with the best judgment of the persons named as proxies on the proxy cards, or their duly authorized designees.

Shareholder Proposals

        We will hold an annual meeting of shareholders in 2006. Shareholder proposals may be include in the our proxy materials for the 2006 annual meeting of shareholders so long as they are provided to us on a timely basis and satisfy the other conditions set forth in applicable rules of the SEC. For a shareholder proposal to be included in our proxy materials for the 2006 annual meeting of shareholders, the proposal must be received at our offices located 111 Arlozorov Street, Tel Aviv, Israel 62098, addressed to the Secretary, not later than May 15, 2006.

Financial Statements

        Our audited consolidated financial statements and notes thereto, including selected financial information and management’s discussion and analysis of financial condition and results of operations for the fiscal year ended December 31, 2005 are included in our Annual Report on Form 10-K for that period. The Form 10-K is being distributed to holders of our Class A Stock with the delivery of this Proxy Statement. Additional copies of the Form 10-K are available without charge upon request to the Secretary of the Company at the address shown on the accompanying Notice of Annual Meeting of Shareholders. The Company’s annual report on Form 10-K, as well as its other filings with the SEC, are available via the Internet at the Company’s website at http://www.ampal.com and at the SEC’s website at http://www.sec.gov.

        You should rely only on the information contained in this proxy statement. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated April 26, 2006. You should not assume that the information contained in this proxy statement is accurate as of any date other than such date, and the mailing of this proxy statement to shareholders shall not create any implication to the contrary.

ANNEX A

AMENDMENT OF
THE CERTIFICATE OF INCORPORATION
OF
AMPAL-AMERICAN ISRAEL CORPORATION
(Under Section 805 of the Business Corporation Law)

        We, the undersigned, being respectively the President and Secretary of Ampal-American Israel Corporation (the “Corporation”), hereby certify, in accordance with Section 805 of the Business Corporation Law, the following amendments to its Restated Certificate of Incorporation:

    1.        The name of the Corporation is currently Ampal-American Israel Corporation. The Corporation was formed under the name Ampal-American Palestine Trading Corporation.

    2.        The Certificate of Incorporation was filed by the Department of State on February 6, 1942.

    3.        The text of the Corporation’s Certificate of Incorporation, as restated and filed in the Office of the Secretary of State of the State of New York on the 28th day of March, 1997 (the “Certificate of Incorporation”), is hereby amended to (i) permit the Corporation, at its option and at any time, to redeem its 4% Cumulative Convertible Preferred Stock at the Corporation’s option into cash and fully paid and non-assessable shares of Class A Stock in the ratio of $2.58 and five (5) shares of Class “A” Stock for one (1) share of Preferred Stock and (ii) reduce the number of authorized shares of 4% Cumulative Convertible Preferred Stock and 6½% Cumulative Convertible Preferred Stock to zero upon redemption of all outstanding shares of 4% Cumulative Convertible Preferred Stock and 6 ½ % Cumulative Convertible Preferred Stock.

    4.        The text of Corporation’s Certificate of Incorporation is hereby amended as follows:

a.	Clause THIRD of the Certificate of Incorporation is hereby amended by adding the following new sentence at the end:

        “If after March 29, 2006, there is outstanding only one class of shares, the authorized shares of the Corporation shall be only the Class “A” Stock.

b.	The first paragraph of clause FOURTH of the Certificate of Incorporation is hereby amended by adding the following sentence at the end of the first paragraph of clause FOURTH;

        “If after March 29, 2006, there are no outstanding shares of Preferred Stock or 6½% Cumulative Convertible Preferred Stock, then no further shares of Preferred Stock or 6½% Cumulative Convertible Preferred Stock shall be authorized and the only authorized shares of the Corporation shall be 60,000,000 shares of Class “A” Stock.”

c.	Section A of Clause FOURTH of the Certificate of Incorporation is hereby amended by adding the following paragraphs immediately prior to the current final paragraph of Section A in Clause FOURTH:

        “The Preferred Stock, at the option of the Corporation, shall be convertible at any time and from time to time into cash and fully paid and non-assessable shares of Class “A” Stock, in the ratio of $2.58 and five (5) shares of Class “A” Stock for one (1) share of Preferred Stock (the “Conversion Rate,” such ratio to be appropriately adjusted, as determined by the Board of Directors, to reflect all mergers, consolidations and other reorganizations of the Corporation and all forward stock splits, reverse stock splits, stock distributions, stock dividends or other reclassification or recapitalization of or on the Class “A” Stock). All shares of said Preferred Stock so converted shall be retired and shall not again be issued by the Corporation. The Corporation shall not be required to issue fractions of a share of Class “A” Stock or scrip representing any such fraction of a share upon conversion of the Preferred Stock. If any fraction of a share of Class “A” Stock would, except for the provisions hereof, be issuable upon the conversion of any Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fraction equal to the value of such fraction computed on the basis of the Market Price per share of Class “A” Stock on the date that the certificate representing the Preferred Stock, in respect of which such fraction would otherwise be issuable, is received by the Corporation or its Transfer Agent for conversion.

        Written notice (the “Conversion Notice”) of any conversion of shares of Preferred Stock at the option of the Corporation shall be mailed not less than 10, but not more than 60, days prior to the date fixed for conversion (the “Conversion Date”) to each holder of shares of Preferred Stock to be converted, at such holder’s address as it appears on the stock register of the Corporation. In order to facilitate the conversion of shares of Preferred Stock, the Board of Directors may fix a record date for the determination of the holders of shares of Preferred Stock to be converted, which date shall not be more than 60 days prior to the Conversion Date. Such Conversion Notice shall state (a) the Corporation’s election of the Corporation to convert, the Conversion Date and any record date fixed by the Board of Directors, (b) the Corporate Trust Office of the Transfer Agent at which the shares of Preferred Stock called for conversion shall, upon presentation and surrender of the certificate(s) (if such shares are held in certificated form) evidencing such shares, be converted, and (c) and the Conversion Rate to be applied thereto.

A-1

        The Corporation shall deliver to the Transfer Agent irrevocable written instructions authorizing the Transfer Agent, on behalf and at the expense of the Corporation, to cause the Conversion Notice to be duly mailed as soon as practicable after receipt of such irrevocable instructions from the Corporation and in accordance with the above provisions. All the funds necessary for the cash payment and the shares of Class “A” Stock to be issued upon conversion of the Preferred Stock pursuant to this section shall be deposited with the Transfer Agent in trust at least one Business Day prior to the Conversion Date, for the pro rata benefit of the holders of the Preferred Stock of record as they appear on the stock register of the Corporation, so as to be and continue to be available therefor. Any moneys so deposited which shall remain unclaimed by the holders of such Preferred Stock at the end of six years after the redemption date shall to the fullest extent permitted by law become the property of, and be paid by such bank or trust company to, the Corporation. Any interest allowed on moneys so deposited shall be paid to the Corporation. If the Corporation shall default in providing for the funds and shares of Class A Stock, dividends on such Preferred Stock shall continue to accrue and be added to the required payments by the Corporation for the conversion of the Preferred Stock. Neither failure to mail such Conversion Notice to one or more such holders of the Preferred Stock nor any defect in such Conversion Notice shall affect the sufficiency of the proceedings for conversion as to other holders of the Preferred Stock.

        If a Conversion Notice shall have been given as hereinbefore provided, then each holder of Preferred Stock shall be entitled to all preferences and relative, participating, optional and other special rights accorded by this certificate until and including the Conversion Date (except that if the shares of Preferred Stock are converted at the option of the Company, the holders will not be entitled to any accrued dividends for the year in which the Conversion Date occurs). From and after the Conversion Date, unless default shall be made by the Corporation in providing for the payment of the applicable funds due and shares of the Class “A” Stock, the Preferred Stock shall no longer be deemed to be outstanding, and all rights of such holders of the Preferred Stock shall cease and terminate, except the right of the holders of the Preferred Stock, upon surrender of certificates therefor, to receive any amounts to be paid (without interest) and Class “A” Stock hereunder.

    5.        The foregoing amendments of the Certificate of Incorporation were duly approved and adopted in accordance with the provisions of Section 805 of the New York Business Corporation Law and have been authorized by a majority of the votes of the outstanding shares entitled to vote hereon in accordance with Section 804 of the New York Business Corporation Law, at a meeting duly called and held on ______, 2006, a quorum being present.

        IN WITNESS WHEREOF, we have executed this Certificate of Amendment of the Certificate of Incorporation and affirm that statements made herein are true under the penalties of perjury this __ day of ____, 2006.

AMPAL-AMERICAN ISRAEL CORP. __________________________ __________________________, President __________________________ __________________________, Secretary

A-2

ANNEX B

FORM OF AMENDMENT
OF
THE CERTIFICATE OF INCORPORATION
OF
AMPAL-AMERICAN ISRAEL CORPORATION
(Under Section 805 of the Business Corporation Law)

        We, the undersigned being respectively the President and Secretary of Ampal-American Israel Corporation (the “Corporation”), hereby certify, in accordance with Section 805 of the Business Corporation Law the following amendments to its Restated Certificate of Incorporation:

    1.        The name of the Corporation is now Ampal-American Israel Corporation. The Corporation was formed under the name Ampal-American Palestine Trading Corporation.

    2.        The Certificate of Incorporation was filed by the Department of State on February 6, 1942.

    3.        The text of the Corporation’s Certificate of Incorporation, as restated and filed in the Office of the Secretary of State of the State of New York on the 28th day of March, 1997 (the “Certificate of Incorporation”), is hereby amended to permit the Corporation, at its option and at any time, to redeem its 6 1/2 % Cumulative Convertible Preferred Stock at the Corporation’s option into cash and fully paid and non-assessable shares of Class A Stock in the ratio of $4.09 and three (3) shares of Class “A” Stock for one (1) share of Preferred Stock.

    4.        The text of Corporation’s Certificate of Incorporation, as amended and corrected heretofore is hereby amended as follows:

        Section B of Clause FOURTH of the Certificate of Incorporation is hereby amended by adding the following paragraphs immediately prior to the current final paragraph of Section B in Clause FOURTH:

        “The 6 1/2 % Cumulative Convertible Preferred Stock, at the option of the Corporation, shall be convertible at any time and from time to time into cash and fully paid and non-assessable shares of Class “A” Stock, in the ratio of $4.09 and three (3) shares of Class “A” Stock for one (1) share of 6 1/2 % Cumulative Convertible Preferred Stock (the “Conversion Rate,” such ratio to be appropriately adjusted, as determined by the Board of Directors, to reflect all mergers, consolidations and other reorganizations of the Corporation and all forward stock splits, reverse stock splits, stock distributions, stock dividends or other reclassification or recapitalization of or on the Class “A” Stock). All shares of said 6 1/2 % Cumulative Convertible Preferred Stock so converted shall be retired and shall not again be issued by the Corporation. The Corporation shall not be required to issue fractions of a share of Class “A” Stock or scrip representing any such fraction of a share upon conversion of the 6 1/2 % Cumulative Convertible Preferred Stock. If any fraction of a share of Class “A” Stock would, except for the provisions hereof, be issuable upon the conversion of any 6 1/2 % Cumulative Convertible Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fraction equal to the value of such fraction computed on the basis of the Market Price per share of Class “A” Stock on the date that the certificate representing the 6 1/2 % Cumulative Convertible Preferred Stock, in respect of which such fraction would otherwise be issuable, is received by the Corporation or its Transfer Agent for conversion.

        Written notice (the “6 1/2% Conversion Notice”) of any conversion of shares of Preferred Stock at the option of the Corporation shall be mailed not less than 10, but not more than 60, days prior to the date fixed for conversion (the “6 1/2% Conversion Date”) to each holder of shares of 6 1/2% Cumulative Convertible Preferred Stock to be converted, at such holder’s address as it appears on the stock register of the Corporation. In order to facilitate the conversion of shares of 6 1/2% Cumulative Convertible Preferred Stock, the Board of Directors may fix a record date for the determination of the holders of shares of 6 1/2% Cumulative Convertible Preferred Stock to be converted, which date shall not be more than 60 days prior to the 6 1/2% Conversion Date. Such 6 1/2% Conversion Notice shall state (a) the Corporation’s election of the Corporation to convert, the 6 1/2% Conversion Date and any record date fixed by the Board of Directors, (b) the Corporate Trust Office of the Transfer Agent at which the shares of 6 1/2% Cumulative Convertible Preferred Stock called for conversion shall, upon presentation and surrender of the certificate(s) (if such shares are held in certificated form) evidencing such shares, be converted, and (c) and the Conversion Rate to be applied thereto.

        The Corporation shall deliver to the Transfer Agent irrevocable written instructions authorizing the Transfer Agent, on behalf and at the expense of the Corporation, to cause the 6 1/2% Conversion Notice to be duly mailed as soon as practicable after receipt of such irrevocable instructions from the Corporation and in accordance with the above provisions. All the funds necessary for the cash payment and the shares of Class “A” Stock to be issued upon conversion of the 6 1/2% Cumulative Convertible Preferred Stock pursuant to this section shall be deposited with the Transfer Agent in trust at least one Business Day prior to the 6 1/2% Conversion Date, for the pro rata benefit of the holders of the 6 1/2% Cumulative Convertible Preferred Stock of record as they appear on the stock register of the Corporation, so as to be and continue to be available therefor. Any moneys so deposited which shall remain unclaimed by the holders of such 6 1/2% Cumulative Convertible Preferred Stock at the end of six years after the redemption date shall to the fullest extent permitted by law become the property of, and be paid by such bank or trust company to, the Corporation. Any interest allowed on moneys so deposited shall be paid to the Corporation. If the Corporation shall default in providing for the funds and shares of Class A Stock, dividends on such 6 1/2% Cumulative Convertible Preferred Stock shall continue to accrue and be added to the required payments by the Corporation for the conversion of the 6 1/2% Cumulative Convertible Preferred Stock. Neither failure to mail such 6 1/2% Conversion Notice to one or more such holders of the 6 1/2% Cumulative Convertible Preferred Stock nor any defect in such 6 1/2% Conversion Notice shall affect the sufficiency of the proceedings for conversion as to other holders of the 6 1/2% Cumulative Convertible Preferred Stock.

        If a 6 1/2% Conversion Notice shall have been given as hereinbefore provided, then each holder of 6 1/2% Cumulative Convertible Preferred Stock shall be entitled to all preferences and relative, participating, optional and other special rights accorded by this certificate until and including the 6 1/2% Conversion Date (except that if the shares of 6 1/2% Cumulative Convertible Preferred Stock are converted at the option of the Company, the holders will not be entitled to any accrued dividends for the year in which the 6 1/2% Conversion Date occurs). From and after the 6 1/2% Conversion Date, unless default shall be made by the Corporation in providing for the payment of the applicable funds due and shares of the Class “A” Stock, the 6 1/2% Cumulative Convertible Preferred Stock shall no longer be deemed to be outstanding, and all rights of such holders of the 6 1/2% Cumulative Convertible Preferred Stock shall cease and terminate, except the right of the holders of the 6 1/2% Cumulative Convertible Preferred Stock, upon surrender of certificates therefor, to receive any amounts to be paid (without interest) and Class “A” Stock hereunder.

    5.        The foregoing amendments of the Certificate of Incorporation were duly approved and adopted in accordance with the provisions of Section 805 of the New York Business Corporation Law and have been authorized by a majority of the votes of all outstanding shares entitled to vote hereon in accordance with Section 804 of the New York Business Corporation Law, at a meeting duly called and held on ______, 2006, a quorum being present.

        IN WITNESS WHEREOF, we have executed this Certificate of Amendment of the Certificate of Incorporation and affirm that statements made herein are true under the penalties of perjury this __ day of ____, 2006.

AMPAL-AMERICAN ISRAEL CORP. __________________________ __________________________, President __________________________ __________________________, Secretary

ANNEX C

DUFF & PHELPS, LLC

March 29, 2006

Board of Directors
Ampal-American Israel Corporation
111 Arlozorov Street
Tel Aviv, Israel 62098

To the Board of Directors:

The Board of Directors of Ampal-American Israel Corporation (the “Company”) has engaged Duff & Phelps, LLC (“Duff & Phelps”) as its independent financial advisor to provide an opinion (the “Opinion”) as to the fairness to the holders of Class A Stock of the Company (“Class A Stock”), 4% Cumulative Convertible Preferred Stock of the Company (the “4% Preferred Stock”), and 6 ½% Cumulative Convertible Preferred Stock of the Company (“6 ½% Preferred Stock;” and together with the 4% Preferred Stock, collectively, the “Preferred Securities”), from a financial point of view, of a contemplated transaction (the “Proposed Transaction”, as hereinafter defined) (without giving effect to any impact of the Proposed Transaction on any particular shareholder other than in its capacity as a shareholder). Duff & Phelps has provided no other valuation advisory services to the Company prior to this engagement.

Description of the Proposed Transaction
The Proposed Transaction involves the amendment of the Company’s Restated Certificate of Incorporation to give the Company the right to cause the conversion of the Preferred Securities for a redemption price of (i) in the case of the 4% Preferred Stock, five shares of Class A Stock and $2.58, and (ii) in the case of the 6½% Preferred Stock, three shares of class A Stock and $4.09. The stated business purpose for the Proposed Transaction, among other things, is to simplify the Company’s capital structure and facilitate the potential listing of the Company’s Class A Stock on the Tel Aviv Stock Exchange (“TASE”).

Scope of Analysis
In connection with this Opinion, we have made such reviews, analyses and inquiries, as we have deemed necessary and appropriate under the circumstances. Our due diligence with regards to the Proposed Transaction included, but was not limited to, the items summarized below.

Board of Directors
Ampal-American Israel Corporation
March 29, 2006

1.	Conducted interviews and phone discussions with members of the management team of the Company;
2.	Participated in meetings with the Company and its legal and other advisors, including MacKenzie Partners, Inc. which was retained by the Company to advise on proxy solicitation issues related to the Proposed Transaction;
3.	Considered the Company’s recent filings with the Securities and Exchange Commission including the 10-K for the period ending 12/31/04 and the 10-Q for the period ending 9/30/05;
4.	Considered the Company’s organizational documents including the Company’s Restated Certificate of Incorporation, By-Laws, and Certificate of Incorporation;
5.	Considered the findings of certain third-party research into the benefits and economic impact of dual listings on domestic and foreign exchanges, including the TASE;
6.	Considered the rights and attributes of the Preferred Securities and the Class A Stock and recent trading volume, price, and conversion history of the Preferred Securities;
7.	Considered prevailing rates of required return on capital instruments such as the Class A Stock and the Preferred Securities;
8.	Reviewed and analyzed market trading prices and indicated valuation metrics for comparable securities;
9.	Considered relevant sections of the New York Business Corporation Law deemed applicable to the Proposed Transaction, including Section 609(e); and
10.	Reviewed certain other relevant, publicly available information, including economic, industry, and investment information.

Duff & Phelps also took into account its assessment of general economic, market and financial conditions, as well as its experience in business valuation, in general, and with respect to similar transactions, in particular. Duff & Phelps did not make any independent evaluation, appraisal or physical inspection of the Company’s specific assets or liabilities (contingent or otherwise). This Opinion should not be construed as a valuation opinion, credit rating, solvency opinion, an analysis of the Company’s credit worthiness or otherwise as tax advice or as accounting advice. In addition, Duff & Phelps is not expressing any opinion regarding the solvency of the Company or the market price or value of the Company’s publicly traded Class A Stock after completion of the Proposed Transaction. In rendering this Opinion, Duff & Phelps relied upon the fact that the Board of Directors and the Company have been advised by counsel as to all legal matters with respect to the Proposed Transaction, including whether all procedures required by law to be taken in connection with the Proposed Transaction have been duly, validly and timely taken; and Duff & Phelps has not made, and assumes no responsibility to make, any representation, or render any opinion, as to any legal matter.

Board of Directors
Ampal-American Israel Corporation
March 29, 2006

In performing its analysis and rendering its Opinion with respect to the Proposed Transaction, Duff & Phelps (i) relied upon the accuracy, completeness, and fair presentation of all information, data, advice, opinions and representations obtained from public sources or provided to it from private sources, including the Company, and did not attempt to independently verify such information, (ii) assumed that any estimates, evaluations and projections furnished to Duff & Phelps were reasonably prepared and based upon the last currently available information and good faith judgment of the person furnishing the same, and (iii) assumed that the final versions of all documents reviewed by us in draft form will conform, in all material respects, to the drafts reviewed. Duff & Phelps’ Opinion further assumes that information supplied and representations made by Company management are substantially accurate regarding the Company, the Class A Stock, the Preferred Securities, and the Proposed Transaction. Neither Company management nor the Board of Directors placed any limitation upon Duff & Phelps with respect to the procedures followed or factors considered by Duff & Phelps in rendering its Opinion.

In our analysis and in connection with the preparation of this Opinion, Duff & Phelps has made numerous assumptions with respect to general business, market and economic conditions and other matters, many of which are beyond the control of any party involved in the Proposed Transaction. Duff & Phelps has also assumed that all of the conditions required to implement the Proposed Transaction will be satisfied and that the Proposed Transaction will be completed in accordance with the plan outlined to us.

The basis and methodology for this Opinion have been designed specifically for the express purposes of advising the Company’s Board of Directors and may not translate to any other purposes.

To the extent that any of the foregoing assumptions or any of the facts on which this Opinion is based proves to be untrue in any material respect, this Opinion cannot and should not be relied upon.

Duff & Phelps has prepared this Opinion effective as of its issuance date. The Opinion is necessarily based upon market, economic, financial and other conditions as they exist and can be evaluated as of such date, and Duff & Phelps disclaims any undertaking or obligation to advise any person of any change in any fact or matter affecting the Opinion which may come or be brought to the attention of Duff & Phelps after the date hereof. Notwithstanding and without limiting the foregoing, in the event that there is any change in any fact or matter affecting the Opinion after the date hereof and prior to the completion of the Proposed Transaction, Duff & Phelps reserves the right to change, modify or withdraw the Opinion.

This letter should not be construed as creating any fiduciary duty on Duff & Phelps’ part to any party.

Board of Directors
Ampal-American Israel Corporation
March 29, 2006

It is understood that this Opinion is for the information of the Board of Directors of the Company in connection with its consideration of the Proposed Transaction and may not be used for any other purpose without our prior written consent, except that we consent that this Opinion may be included in its entirety in any filing made by the Company with the Securities and Exchange Commission in respect of the Proposed Transaction and you may summarize or otherwise reference the existence of this Opinion in such documents provided that any such summary or reference language shall be subject to prior approval by Duff & Phelps. This Opinion is not a recommendation as to how the holder of Class A Stock or the Preferred Securities should vote or act with respect to any matters relating to the Proposed Transaction, or whether to proceed with the Proposed Transaction or any related transaction, nor does it indicate that the consideration to be offered by the Company is the best possible attainable under any circumstances. Instead, it merely states whether the consideration offered by the Company in the Proposed Transaction is within a range suggested by certain financial analysis. The decision as to whether to proceed with the Proposed Transaction or any related transaction may depend on an assessment of factors unrelated to the financial analysis on which this Opinion is based.

Conclusion

Based upon and subject to the foregoing, Duff & Phelps is of the opinion that the Proposed Transaction is fair to the holders of Class A Stock and the Preferred Securities, from a financial point of view (without giving effect to any impact of the Proposed Transaction on any particular shareholder other than in its capacity as a shareholder).

Respectfully submitted,

/s/ Duff & Phelps, LLC

DUFF & PHELPS, LLC

PROXY

AMPAL-AMERICAN ISRAEL CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

Special Meeting of Shareholders on June 20, 2006

The undersigned hereby appoints Jack Bigio and Yoram Firon, and each of them, as proxy for the undersigned, with full power of substitution, to vote and otherwise represent all of the shares of Class A Stock of Ampal-American Israel Corporation held of record by the undersigned on April 24, 2006, at the Special Meeting of Shareholders to be held on June 20, 2006, and any adjournment(s) or postponement(s) thereof, with the same effect as if the undersigned were present and voting such shares, on all matters as further described in the accompanying Prospectus and Proxy Statement. By executing this Proxy, the undersigned hereby revokes any proxy previously given with respect to such shares. The undersigned acknowledges receipt of the Notice of Special Meeting of Shareholders and the accompanying Proxy Statement.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE. IF THIS PROXY IS EXECUTED BUT NO SPECIFICATION IS MADE, THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2. THE PROXIES, IN THEIR DISCRETION, ARE AUTHORIZED TO VOTE UPON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

(Continued and to be signed on the reverse side)

SPECIAL MEETING SHAREHOLDERS

AMPAL-AMERICAN ISRAEL CORPORATION

June 20, 2006

Please date, sign and mail
your proxy card in the
envelope provided as soon
as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.
PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

		FOR	AGAINST	ABSTAIN
1.	To approve an amendment to our Restated Certificate of Incorporation to allow for the redemption of each outstanding share of our 4% Cumulative Convertible Preferred Stock in exchange for five shares of our Class A Stock and $2.58.	☐	☐	☐

2.	To approve an amendment to our Restated Certificate of Incorporation to allow for the redemption of each outstanding share of our 6-1/2% Cumulative Convertible Preferred Stock in exchange for three shares of our Class A Stock and $4.09.	☐	☐	☐

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON, YOU ARE URGED TO SIGN AND PROMPTLY MAIL THIS PROXY CARD IN THE RETURN ENVELOPE SO THAT YOUR STOCK MAY BE REPRESENTED AT THE SPECIAL MEETING.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Shareholder ____________________________________ Date: ____________________

Signature of Shareholder ____________________________________ Date: ____________________

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.